UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 12, 2026
Date of report (Date of earliest event reported)
SPS COMMERCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SPSC	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2026, SPS Commerce, Inc. (the “Company”) entered into a cooperation letter agreement (the “Cooperation Agreement”) with Anson Funds Management LP (“Anson”).

Pursuant to the Cooperation Agreement, and concurrently with the execution of the Cooperation Agreement, the Company increased the size of the Company’s board of directors (the “Board”) to ten and appointed Michael J. McConnell and Funmibi “Fumbi” Chima to the Board (collectively, the “New Directors”). Additionally, the Company agreed to, among other things, nominate each of the New Directors for election at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

With respect to the 2026 Annual Meeting, Anson agreed to, among other things, vote in favor of the Company’s director nominees and in accordance with the Board’s recommendation on all other proposals, subject to certain exceptions.

Anson also agreed to certain customary standstill provisions, effective as of the date of the Cooperation Agreement through the date that is the earliest of (i) 30 calendar days prior to the stockholder nomination deadline for the Company’s 2027 annual meeting of stockholders, (ii) 120 days prior to the anniversary of the date of the 2026 Annual Meeting, and (iii) the one-year anniversary of the date the Cooperation Agreement, prohibiting it from, among other things, (A) making certain public announcements, (B) soliciting proxies, (C) purchasing shares representing more than 9.9% of the Company’s outstanding common stock, (D) taking actions or make proposals to change or influence the Board, Company management, or the direction of certain Company matters, and (E) exercising certain stockholder rights.
The Company and Anson also made certain customary representations, agreed to mutual non-disparagement provisions and agreed to issue the press release attached hereto as Exhibit 99.1.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 5.02. Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

Appointment of New Directors under Cooperation Agreement

Pursuant to the Cooperation Agreement, on February 12, 2026, the Company appointed each of the New Directors to the Board, effective immediately. The New Directors will receive the Company’s standard compensation for non-employee directors, as described in the Company’s proxy statement for its 2025 annual meeting of stockholders, which was filed on March 28, 2025.

Mr. McConnell, age 59, has served as a non-executive director at 16 public and five private companies, including as a previous director of the Company. Mr. McConnell has been appointed as a member of the Board’s Finance & Strategy Committee.

Ms. Chima, age 51, most recently served as Chief Technology, Digital, and Transformation Officer at Boeing Credit Union, a non-profit financial cooperative, from September 2020 to November 2024, and before that served in senior executive roles at several prominent retail and financial companies. Ms. Chima has been appointed as a member of the Board’s Audit Committee.

Other than as described in Item 1.01 above, there are no arrangements or understandings between any of the New Directors and any other person pursuant to which they were selected as directors.

Director Not Standing for Reelection
In accordance with the long-standing age limitation set forth in the Company’s Corporate Governance Guidelines, Sven Wehrwein, age 75, will not stand for reelection at the 2026 Annual Meeting, but remains a director until his current term ends at the 2026 Annual Meeting.

Item 7.01. Regulation FD Disclosure.

On February 12, 2026, the Company issued a press release announcing the matters described in Items 1.01 and 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit
10.1	Cooperation Agreement, dated February 12, 2026, by SPS Commerce, Inc. and Anson Funds Management LP
99.1	Press Release dated February 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: February 12, 2026	By:	/s/ KIMBERLY NELSON
Kimberly Nelson
Executive Vice President and Chief Financial Officer